AGREEMENT

September 29, 2017

[Qualifying Underwriter]

[                                   ]

[                                   ]

Ladies and Gentlemen:

This agreement (the “Agreement”) is between XA Investments LLC (including any successor or assign by merger or otherwise, the “Adviser”), Octagon Credit Investors, LLC (including any successor or assign by merger or otherwise, the “Sub-Adviser,” and together with the Adviser, each a “Company, and collectively, the “Companies”) and [                ] (the “Underwriter”) with respect to the XAI Octagon Floating Rate Income & Alternative Income Term Trust (the “Fund”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement among the Fund, the Adviser, the Sub-Adviser and the underwriters named therein (the “Underwriting Agreement”).

1.        Fee.    In consideration of certain financial advisory services that the Underwriter has provided to the Companies related to the sale and distribution (the “Offering”) of the common shares of the Fund, it being understood that the ultimate decision with respect to the structure, design and organization of the Fund shall rest with the Companies, the Companies shall pay a fee to the Underwriter in the aggregate amount of $[•] (the “Fee”), of which $[•] shall be paid by the Adviser and $[•] shall be paid by the Sub-Adviser. The Fee shall be paid on or before [•], 2017, or as otherwise agreed to by the parties. In the event the Offering does not proceed, the Underwriter will not receive any fees under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to the Underwriter pursuant to the terms of the Underwriting Agreement.

2.        Term.    This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof. Notwithstanding the foregoing, Sections 4, 5, 8, 9 and 10 of this Agreement and the Indemnification Agreement attached hereto shall survive the termination of this Agreement.

3.        Indemnification.    The Companies agree to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4.        Confidential Advice.    Except to the extent legally required or requested by a court, commission, regulatory body, administrative agency or other self-regulatory agency (after consultation with, and approval (not to be unreasonably withheld or delayed) as to form and substance by, the Underwriter and its counsel), none of (i) the name of the Underwriter, (ii) any advice rendered by the Underwriter to the Companies, or (iii) the terms of this Agreement or any communication from the Underwriter, each in connection with the services performed by the Underwriter pursuant to this Agreement, will be quoted or referred to orally or in writing, or in the case of (ii) and (iii), reproduced or disseminated, by the Companies or any of their respective affiliates or agents, without the Underwriter’s prior written consent; it being understood that the Underwriter has agreed to disclosure of the terms of this Agreement in the prospectus and registration statement related to the Offering.

5.        Information.    The Companies recognize and confirm that the Underwriter (a) has used and relied primarily on the information provided by the Companies and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having assumed responsibility for independently verifying the same, (b) has not assumed responsibility for the accuracy, completeness or reasonableness of such information and (c) has not made an appraisal of any assets or liabilities (contingent or otherwise) of the Fund. The information provided by each Company to the Underwriter in performing the services contemplated in this Agreement, was true and correct in all material respects and did not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. Each Company will promptly notify the Underwriter if it learns of any material inaccuracy or misstatement in, or material omission from, any information provided by such Company to the Underwriter pursuant to this Section 5.

6.        Not an Investment Adviser.    The Companies acknowledge that the Underwriter has not provided any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. The Companies acknowledge and agrees that the Underwriter has been retained to act solely as an adviser to the Companies, and the Companies’ engagement of the Underwriter is not intended to confer rights upon any person (including the Fund or any shareholders, employees or creditors of the Companies or the Fund) not a party hereto as against the Underwriter or its affiliates, or their respective directors, officers, employees or agents, successors, or assigns. The Underwriter has acted as an independent contractor under this Agreement, and not in any other capacity including as a fiduciary, and any duties arising out of its engagement shall be owed solely to the Companies.

7.        Not Exclusive.    Nothing herein shall be construed as prohibiting you or your affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment managers).

8.        Amendment; Waiver.    No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

9.        Governing Law.    This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, each Company and the Underwriter consent to the jurisdiction of such courts and personal service with respect thereto. EACH OF THE UNDERWRITER AND EACH COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.

10.        Successors and Assigns.    This Agreement shall be binding upon each Company and the Underwriter and their respective successors and assigns and any successor or assign of any substantial portion of each Company’s or the Underwriter’s respective businesses and/or assets.

11.        Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows]

This Agreement shall be effective as of the date first written above.

XA INVESTMENTS LLC

By:	______________________________
Name:
Title:

OCTAGON CREDIT INVESTORS, LLC

By:	______________________________
Name:
Title:

Agreed and Accepted:

[ ]

By:	______________________________
Name:
Title:

[Signature Page - Agreement]

Indemnification Agreement

September 29, 2017

[Qualifying Underwriter]

[                                   ]

[                                   ]

Ladies and Gentlemen:

In connection with the engagement of [                                     ] (the “Underwriter”) to advise and assist the undersigned XA Investments LLC (including any successor or assign by merger or otherwise, the “Adviser”) and Octagon Credit Investors, LLC (including any successor or assign by merger or otherwise, the “Sub-Adviser,” and together with the Adviser, each a “Company, and collectively, the “Companies”) with the matters set forth in the Structuring Fee Agreement, dated September 29, 2017, among the Companies and the Underwriter (the “Agreement”), in the event that the Underwriter becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities provided prior to the date of the Agreement (collectively, a “Proceeding”), the Companies agree to indemnify, defend and hold the Underwriter harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities provided prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence, willful misconduct or bad faith of the Underwriter. In addition, in the event that the Underwriter becomes involved in any capacity in any Proceeding, the Companies will reimburse the Underwriter for its reasonable legal and other expenses (including the reasonable cost of any investigation and preparation) as such expenses are incurred by the Underwriter in connection therewith, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such expenses results solely from the gross negligence, willful misconduct of bad faith of the Underwriter. If such indemnification were not to be available for any reason, the Companies agree to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Companies and their stockholders and affiliates and other constituencies, on the one hand, and the Underwriter, on the other hand, in connection with the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Companies and their stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Companies agree that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Companies and their stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, in connection with the matters contemplated by the Agreement shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Companies or their stockholders or affiliates and other constituencies, as the case may be, as a result of or in connection with the matters (whether or not consummated) for which the Underwriter has been retained to perform financial services bears to the fees paid to the Underwriter under the Agreement; provided that, in no event shall the Companies contribute less than the amount necessary to assure that the Underwriter is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Underwriter pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Companies or other conduct by the Companies (or their employees or other agents), on the one hand, or by the Underwriter, on the other hand. The Companies will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not the Underwriter is an actual or potential party to such Proceeding, without the Underwriter’s prior written consent, which consent shall not be unreasonably withheld or delayed. For purposes of this Indemnification Agreement, the Underwriter shall include the Underwriter Securities, Inc., any of its affiliates, each other person, if any, controlling the Underwriter or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

The Companies agree that neither the Underwriter nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Companies or any person asserting claims on behalf of or in right of the Companies in connection with or as a result of either the Underwriter’s engagement under the Agreement, including, without limitation, related services and activities provided prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Companies resulted solely from the gross negligence, willful misconduct or bad faith of the Underwriter in performing the services that are the subject of the Agreement.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND EACH COMPANY AND THE UNDERWRITER CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. EACH COMPANY AND THE UNDERWRITER HEREBY CONSENT TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST THE UNDERWRITER OR ANY INDEMNIFIED PARTY. EACH OF THE UNDERWRITER AND EACH COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. EACH COMPANY AND THE UNDERWRITER AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM

ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING THEREON MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH SUCH PARTY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Underwriter’s engagement. This Indemnification Agreement shall be binding upon each Company and the Underwriter and their respective successors and assigns and any successor or assign of any substantial portion of such Company’s or the Underwriter’s respective businesses and/or assets. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

[Signature Page Follows]

Very truly yours, XA INVESTMENTS LLC

By:	______________________________
Name:
Title:
OCTAGON CREDIT INVESTORS, LLC

By:	______________________________
Name:
Title:

Agreed and Accepted: [ ]

By:	_____________________________
Name:
Title:

[Signature Page - Indemnification Agreement]